UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2025

Northpointe Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Michigan	No. 001-42517	38-3413392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Deposit Drive Northeast Grand Rapids, Michigan	49546
(Address of principal executive offices)	(Zip Code)

(616) 940-9400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	NPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01    Other Events
On December 30, 2025, Northpointe Bancshares, Inc. (the “Company”), completed the redemption of its outstanding 8.25% Fixed-to-Floating Rate Non-Cumulative Perpetual Series A Preferred Stock for an aggregate price of $77.0 million, which is the face liquidation amount of the shares plus accrued and unpaid dividends. The Company used the net proceeds from the sale of its 7.50% Fixed-to-Floating Rate Subordinated Notes due 2035 on December 9, 2025, together with cash on hand, to fund the redemption.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPOINTE BANCSHARES, INC.

Date: December 31, 2025	By:	/s/ Bradley T. Howes
Bradley T. Howes
Executive Vice President and Chief Financial Officer